As filed with the Securities and Exchange Commission on September 29, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMÉRICA MÓVIL, S.A. DE C.V.	RADIOMÓVIL DIPSA, S.A. DE C.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

America Mobile	Mobile Radio Dipsa
(Translation of registrant’s name into English)	(Translation of registrant’s name into English)

United Mexican States	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Lago Alberto 366

Colonia Anáhuac

11320 México, D.F.

México

Telephone: (5255) 2581-4411

(Address and telephone number of registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

Telephone: (212) 894-8940

(Name, address and telephone number of agent for service)

Copies to:

Nicolas Grabar, Esq.

Francisco L. Cestero, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities Guarantees Warrants	See Note (1)

(1)	The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby except for $63,350 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to the registrants’ Registration Statement on Form F-3 (No. 333-120202) initially filed on November 3, 2004, but that were not sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the unused amount of the registration fee paid with respect to Registration Statement on Form F-3 (No. 333-120202) shall be applied to pay the first $63,350 of the registration fee that will be payable with respect to this registration statement.

P R O S P E C T U S

América Móvil, S.A. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

Debt Securities

Guarantees

Warrants

We may from time to time offer debt securities, with or without guarantees, or warrants to purchase debt securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Investment in the securities involves risks. See “ Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

September 29, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) using a “shelf” registration process. Under this shelf process, América Móvil or Radiomóvil Dipsa, S.A. de C.V., also known as “Telcel,” may from time to time offer debt securities, with or without guarantees, or warrants to purchase debt securities.

As used in this prospectus, “América Móvil,” “we,” “our” and “us” refer to América Móvil, S.A. de C.V. and its consolidated subsidiaries, unless the context otherwise requires or unless otherwise specified.

This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Although we have based these forward-looking statements on our expectations and projections about future events, it is possible that actual events may differ materially from our expectations. In many cases, we include together with the forward-looking statements themselves a discussion of factors that may cause actual events to differ from our forward-looking statements. Examples of forward-looking statements include the following:

•	projections of operating revenues, net income (loss), net income (loss) per share, capital expenditures, indebtedness levels, dividends, capital structure or other financial items or ratios;

•	statements of our plans, objectives or goals, including those relating to competition, regulation and rates;

•	statements about our future economic performance or that of Mexico or other countries in which we currently operate;

•	competitive developments in the telecommunications sector in each of the markets where we currently operate or into which we may expand;

•	other factors and trends affecting the telecommunications industry generally and our financial condition in particular; and

•	statements of assumptions underlying the foregoing statements.

Information regarding important factors that could cause actual events to differ, perhaps materially, from our forward-looking statements is contained under “Forward-Looking Statements” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, and may also be continued in more recent reports on Form 6-K incorporated in this prospectus by reference or in a prospectus supplement. See “Where You Can Find More Information” below for information about how to obtain a copy of these documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

AMÉRICA MÓVIL

We provide wireless communications services in more than a dozen countries in Latin America and in the United States. As of December 31, 2005, we were the largest provider of wireless communications services in Latin America based on the number of subscribers, with our largest markets in Mexico and Brazil. We also provide fixed-line communications services in three countries in Central America. We have expanded the scope of our operations through a number of acquisitions in recent years, and we expect to continue to have opportunities to invest in other telecommunications companies, particularly in Latin America.

RISK FACTORS

We have set forth risk factors in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus. We have also set forth below certain additional risk factors that relate specifically to securities we may offer using this prospectus. We may include further risk factors in more recent reports on Form 6-K incorporated in this prospectus by reference, or in a prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus.

RISKS RELATING TO DEBT SECURITIES AND GUARANTEES

There may not be a liquid trading market

If an active market for the debt securities does not develop, the price of the debt securities and the ability of a holder of debt securities to find a ready buyer will be adversely affected. As a result, we cannot assure you as to the liquidity of any trading market for the debt securities.

Creditors of our subsidiaries will have priority over the holders of the debt securities in claims to assets of our subsidiaries other than Telcel

The debt securities and guarantees will be obligations of América Móvil and/or Telcel. We conduct substantially all of our business and hold substantially all of our assets through our subsidiaries, including Telcel. Claims of creditors of our subsidiaries, including trade creditors and bank and other lenders, will have priority over the holders of debt securities or guarantees of América Móvil in claims to assets of our subsidiaries, and claims of creditors against subsidiaries other than Telcel will have priority over the holders of debt securities or guarantees of Telcel in claims to assets of our subsidiaries other than Telcel. In addition, our ability to meet our obligations, including under the debt securities, will depend, in significant part, on our receipt of cash dividends, advances and other payments from our subsidiaries.

Judgments of Mexican courts enforcing our obligations under the debt securities or guarantees would be payable only in Mexican pesos

If proceedings were brought in Mexico seeking to enforce in Mexico our obligations in respect of debt securities or guarantees, we would be required to discharge our obligations in Mexico in Mexican pesos. Under the Ley Monetaria de los Estados Unidos Mexicanos (the Mexican Monetary Law), an obligation denominated in a currency other than Mexican pesos that is payable in Mexico may be satisfied in Mexican pesos at the rate of exchange in effect on the date of payment. This rate is currently determined by Banco de México and published in the Official Gazette of Mexico. As a result, the amount paid by us in pesos to holders of debt securities may not be readily convertible into the amount of U.S. dollars that we are obligated to pay under the indenture. In addition, our obligation to indemnify these holders against exchange losses may be unenforceable in Mexico.

Our obligations under the debt securities would be converted in the event of bankruptcy

Under Mexico’s Ley de Concursos Mercantiles (Law on Mercantile Reorganization), if we or Telcel were declared bankrupt or in concurso mercantil (bankruptcy reorganization), our obligations under debt securities and guarantees:

•	would be converted into pesos and then from pesos into inflation-adjusted units, or Unidades de Inversión;

•	would be satisfied at the time claims of all our creditors are satisfied;

•	would be subject to the outcome of, and priorities recognized in, the relevant proceedings;

•	would cease to accrue interest; and

•	would not be adjusted to take into account any depreciation of the peso against the U.S. dollar occurring after such declaration.

Telcel’s guarantees may not be enforceable in the event of a bankruptcy of Telcel

Telcel’s guarantees provide a basis for a direct claim against Telcel; however, it is possible that the guarantees may not be enforceable. While Mexican law does not prohibit the giving of guarantees and, as a result, does not prevent Telcel’s guarantees from being valid, binding and enforceable against Telcel, in the event Telcel is declared bankrupt or becomes subject to concurso mercantil (bankruptcy reorganization), the guarantees may be deemed to have been a fraudulent transfer and declared void, if it is determined that Telcel did not receive adequate consideration in exchange for such guarantees. If guarantees of Telcel become unenforceable, debt securities of América Móvil would effectively be subordinated to all liabilities, including trade payables, of Telcel.

Mexican law may limit the ability of holders of debt securities or guarantees to enforce their rights

Creditors of Telcel, including a holder of debt securities that are guaranteed by Telcel, may face limitations under Mexican law in attempting to enforce a claim against Telcel’s assets to the extent those assets are used in providing public service under Telcel’s concessions.

Developments in other countries may affect prices for the debt securities and adversely affect our ability to raise additional financing

The market value of securities of Mexican companies is, to varying degrees, affected by economic and market conditions in other countries. Although economic conditions in such countries may differ significantly from economic conditions in Mexico, investors’ reactions to developments in any of these other countries may have an adverse effect on the market value of securities of Mexican issuers. The market value of the debt securities could be adversely affected by events elsewhere, especially in emerging market countries.

RISKS RELATING TO PESO-DENOMINATED DEBT SECURITIES

The following risk factors apply to any debt securities denominated in Mexican pesos. You should consult your own financial and legal advisors about the risks of an investment in peso-denominated securities. If you are unsophisticated with respect to foreign currency-denominated securities, these debt securities may not be an appropriate investment for you.

If the Mexican peso depreciates against the U.S. dollar, the effective yield on the debt securities will decrease below the interest rate on the debt securities, and the amount payable at maturity may be less than your investment, resulting in a loss to you

Exchange rates between the U.S. dollar and the Mexican peso have varied significantly from year to year and period to period. Historical Mexican peso/U.S. dollar exchange rates are presented in our annual report on Form 20-F. However, historical exchange rates are not necessarily indicative of future fluctuations in rates and should not be relied upon as indicative of future trends.

Exchange rates can be volatile and unpredictable. If the Mexican peso depreciates against the U.S. dollar, the effective yield on the debt securities will decrease below the interest rate on the debt securities and the amount payable on the debt securities at maturity may be less than your investment, resulting in a loss to you. Depreciation of the Mexican peso against the U.S. dollar may also adversely affect the market value of the debt securities.

Mexican governmental policy or action could adversely affect the exchange rate between the Mexican peso and the U.S. dollar and, consequently, an investment in the debt securities

Mexican governmental policy or action could adversely affect the Mexican peso/U.S. dollar exchange rate, which may, in turn, negatively affect the market value of the debt securities, as well as the yield on the debt securities and the amount payable on the debt securities at maturity.

Even in the absence of governmental policy or action directly affecting exchange rates, political or economic developments in Mexico or elsewhere could lead to significant and sudden changes in the exchange rate between the Mexican peso and the U.S. dollar.

Exchange controls could impair our ability to make payments on the debt securities or negatively affect payments on the debt securities

The Mexican government currently does not restrict, and for many years has not restricted, the right or ability of Mexican or foreign persons or entities to convert Mexican pesos into U.S. dollars or to transfer other currencies out of Mexico. However, the government could institute restrictive exchange rate policies or regulations which could result in depreciation of the Mexican peso against the U.S. dollar, resulting in a reduced yield to holders of the debt securities, a possible loss on the debt securities and a possible decline in the market value of the debt securities. In addition, any restrictive exchange controls could impair our ability to make payments on the debt securities in accordance with the terms of the debt securities.

USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including funding working capital and capital expenditures, possible acquisitions and, subject to market conditions, repayment of debt.

DESCRIPTION OF DEBT SECURITIES

The following section summarizes material terms that are common to all series of debt securities issued by América Móvil and guaranteed by Telcel, and to the indenture under which such securities are issued, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series. We will describe the particular terms of each series of securities we offer in a supplement to this prospectus.

Because this section is a summary, it does not describe every aspect of the debt securities, guarantees and the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture.

The indenture and its associated documents, including the debt securities we are offering, contain the full legal text of the matters summarized in this section. We have filed a copy of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Upon request, we will provide you with a copy of the indenture. See “Where You Can Find More Information” for information concerning how to obtain a copy.

In this section, references to “we,” “us” and “our” are to América Móvil, S.A. de C.V. only and do not include our subsidiaries or affiliates. References to “Telcel” or the “guarantor” are to Radiomóvil Dipsa, S.A. de C.V., which is our subsidiary and the guarantor of the debt securities. References to “debt securities” include both the debt securities and the guarantees, except where otherwise indicated or as the context otherwise requires. References to “holders” mean those who have debt securities registered in their names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities issued in book-entry form through The Depository Trust Company or in debt securities registered in street name. Owners of beneficial interests in debt securities should refer to “Form of Debt Securities, Clearing and Settlement.”

The debt securities will be issued in one or more series. The following discussion of provisions of the debt securities and the guarantees, including, among others, the discussion of provisions described under “—Optional Redemption,” “—Defaults, Remedies and Waiver of Defaults,” “—Modification and Waiver” and “—Defeasance” below, applies to individual series of debt securities.

General

Indenture

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of March 9, 2004, as amended. The indenture is an agreement among us, Telcel, as guarantor, and JPMorgan Chase Bank, N.A., as trustee. The trustee has the following two main roles:

•	First, the trustee can enforce your rights against us if we default in respect of the debt securities and Telcel defaults in respect of the guarantees. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under “—Defaults, Remedies and Waiver of Defaults” below.

•	Second, the trustee performs administrative duties for us, such as making interest payments and sending notices to holders of debt securities.

Subsidiary Guarantor

Telcel will irrevocably and unconditionally guarantee the full and punctual payment of principal, premium, if any, interest, additional amounts and any other amounts that may become due and payable by us in respect of the debt securities. If we fail to pay any such amount, Telcel will immediately pay the amount that is due and required to be paid. (Section 1101)

Ranking of the Debt Securities and the Guarantees

We are a holding company and our principal assets are shares that we hold in our subsidiaries. The debt securities will not be secured by any of our assets or properties. As a result, by owning the debt securities, you will be one of our unsecured creditors. The debt securities will not be subordinated to any of our other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against us, the debt securities would rank equally in right of payment with all our other unsecured and unsubordinated debt.

Telcel’s guarantees of the debt securities will not be secured by any of its assets or properties. As a result, if Telcel is required to pay under the guarantees, holders of the debt securities would be unsecured creditors of Telcel. The guarantees will not be subordinated to any of Telcel’s other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against Telcel, the guarantees would rank equally in right of payment with all of Telcel’s other unsecured and unsubordinated debt.

A creditor of Telcel, including a holder of the debt securities, which are guaranteed by Telcel, may face limitations under Mexican law in attempting to enforce a claim against Telcel’s assets to the extent those assets are used in providing public service under Telcel’s concessions.

Stated Maturity and Maturity

The day on which the principal amount of the debt securities is scheduled to become due is called the “stated maturity” of the principal. The principal may become due before the stated maturity by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when interest payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of the debt securities without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Form and Denominations

The debt securities will be issued only in registered form without coupons and in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Except in limited circumstances, the debt securities will be issued in the form of global debt securities. See “Form of Debt Securities, Clearing and Settlement.”

Further Issues

Unless otherwise specified in the applicable prospectus supplement, we reserve the right, from time to time without the consent of holders of the debt securities, to issue additional debt securities on terms and conditions identical to those of the debt securities, which additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the debt securities.

Three-Month LIBOR

Unless otherwise set forth in the applicable prospectus supplement, the following description will apply to any debt securities that bear interest at a floating rate based on Three-Month LIBOR. The applicable prospectus supplement will set forth any margin (expressed in percentage terms) that will be added to, or subtracted from, Three-Month LIBOR to determine the actual floating interest rate for any such debt securities.

As long as such floating-rate debt securities are outstanding, we will maintain a calculation agent for calculating the interest rates on the floating rate debt securities. The calculation agent will reset the rate of interest on the debt securities on each interest payment date. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including an interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be.

The calculation agent will determine the interest rate applicable to the debt securities on the interest determination date, which will be the second London Banking Day immediately preceding the interest reset date. The interest rate determined on an interest determination date will become effective on and as of the next interest reset date. “London Banking Day” means a day on which commercial banks are open for dealings in U.S. dollar deposits in the London interbank market.

The calculation agent will determine the applicable Three-Month LIBOR rate according to the following provisions. The Three-Month LIBOR rate will be the offered rate for three-month deposits in U.S. dollars beginning on the second London Banking Day after the interest determination date as it appears on page 3750 of Moneyline Telerate (or a replacement or successor page on that service or a successor service for the purpose of displaying the London interbank offered rates of major banks) (“Telerate Page”) at approximately 11:00 a.m., London time, on the interest determination date.

If the applicable Three-Month LIBOR rate does not appear on the indicated Telerate Page, or if that Telerate Page is unavailable, on the interest determination date, then the Three-Month LIBOR rate will be the arithmetic mean of the offered rates for three-month deposits in U.S. dollars beginning on the second London Banking Day after the interest determination date as those rates appear on the “LIBO” page of the Reuters Monitor Money Rates Service (or a replacement or successor page or service) (“Reuters Screen LIBO Page”) at approximately 11:00 a.m., London time, on the interest determination date, but only if at least two offered rates appear on that page.

If both (1) the applicable Three-Month LIBOR rate does not appear on the indicated Telerate Page, or if that Telerate Page is unavailable, and (2) fewer than two offered rates appear on the Reuters Screen LIBO Page on the interest determination date, then the calculation agent will determine the Three-Month LIBOR rate as follows:

•	The calculation agent will select the principal London offices of four major banks in the London interbank market. The calculation agent will then request each bank to provide its offered quotation of its rate of interest for deposits in U.S. dollars with a three-month maturity beginning on the second London Banking Day after the interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotes will be for deposits of at least U.S.$1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time.

•	If at least two of these banks provide a quotation, the calculation agent will compute the Three-Month LIBOR rate as the arithmetic mean of the quotations provided.

•	If fewer than two of these banks provide a quotation, the calculation agent will request from three major banks in New York City at approximately 11:00 a.m., New York time, on the interest determination date, quotations of their rates of interest for three-month loans in U.S. dollars to leading European banks, beginning on the second London Banking Day after the interest determination date. These quotes will be for loans of at least U.S.$1,000,0000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time. If the calculation agent receives at least three of these quotations, the calculation agent will compute the Three-Month LIBOR rate as the arithmetic mean of the quotations provided.

•	If none of these banks provide a quotation as mentioned, the rate of interest will be the interest rate in effect on the interest determination date.

The interest rate payable on the debt securities will not be higher than the maximum rate permitted by New York State law as that law may be modified by U.S. law of general application.

The calculation agent will publish the interest period, the interest payment date, the interest rate for that interest period, and the amount of interest to be paid on the debt securities for each interest period in the manner for giving notice to holders of the debt securities described below. The calculations of the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of debt securities.

Payment Provisions

Payments on the Debt Securities

We will pay interest on the debt securities on the interest payment dates stated in the applicable prospectus supplement and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date.

For interest due on a debt security on an interest payment date, we will pay the interest to the holder in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date. For interest due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. For principal due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at the proper place of payment. (Section 306)

Unless otherwise specified in the applicable prospectus supplement, we will compute interest on debt securities bearing interest at a fixed rate on the basis of a 360-day year of twelve 30-day months (subject to the provisions described under “—Peso-Denominated Debt Securities” below) and we (or a calculation agent) will compute interest on debt securities bearing interest at a floating rate based on LIBOR on the basis of the actual number of days during the relevant interest period and a 360-day year.

The regular record dates relating to the interest payment dates for any debt security will be set forth in the applicable prospectus supplement.

Payments on Global Debt Securities. For debt securities issued in global form, we will make payments on the debt securities in accordance with the applicable policies of the depositary as in effect from time to time. (Section 1002) Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities. For debt securities issued in certificated form, we will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the trustee’s records as of the close of business on the regular record date, and we will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check may be made in next-day funds, that is, funds that become available on the day after the check is cashed. If we issue debt securities in certificated form, holders of debt securities in certificated form will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in New York City. (Sections 202 and 306)

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the debt securities, guarantees or the indenture. If interest on the debt securities is calculated on the basis of a 360-day year of twelve 30-day months, no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (a) not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order to close and (b) a day on which banks and financial institutions in Mexico are open for business with the general public.

Peso-Denominated Debt Securities

Unless otherwise specified in the applicable prospectus supplement with respect to peso-denominated debt securities, the following provisions shall apply.

Interest

We will compute interest on debt securities denominated in pesos on the basis of the actual number of days during the relevant interest period and a 360-day year.

Payment Currency

Payments in U.S. Dollars. Payment of principal, interest, additional amounts and any other amounts due in respect of debt securities denominated in pesos will be made, except as provided below, in U.S. dollars, in amounts determined by the calculation agent by translating the Mexican peso amounts into U.S. dollars at the Settlement Rate on the applicable Rate Calculation Date.

For the purposes of translating Mexican peso amounts into U.S. dollars:

“Settlement Rate” means the Mexican peso / U.S. dollar exchange rate (the “FIX FX Rate”) reported by the Banco de México (Bank of Mexico, or “Central Bank”) as the average of quotes in the wholesale foreign exchange market in Mexico for transactions payable in 48 hours on its website (which, at the date hereof, is located at http://www.banxico.gob.mx) on the applicable Rate Calculation Date. In the event that the FIX FX Rate is not so available by 3:00 p.m. (Mexico City time) on any Rate Calculation Date, then the Settlement Rate for such Rate Calculation Date will be determined by the Calculation Agent by taking the arithmetic mean (such mean, the “Alternative Rate”) of the Mexican peso / U.S. dollar exchange rate for the foreign exchange market in Mexico for transactions payable in 48 hours offered at or about such time on such date by (i) Banco Nacional de México, S.A., Institución de Banca Múltiple, (ii) Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, (iii) Bank of America Global FX, (iv) Banco Credit Suisse First Boston (Mexico), S.A. de

C.V., and (v) JPMorgan Chase Bank, N.A. (the “Reference Banks”); provided, however, that if any of the Reference Banks ceases to offer such an exchange rate, that bank will be replaced by us, for the purpose of determining the Alternative Rate, with another leading bank or financial institution. In the event that the calculation agent determines (in its sole and absolute discretion) that neither the FIX FX Rate nor the Alternative Rate can be ascertained on a Rate Calculation Date in accordance with the foregoing, the calculation agent will determine the Settlement Rate (and method of determining the Settlement Rate) in respect of such date in its sole and absolute discretion, taking into consideration all available information that in good faith it deems relevant.

“Rate Calculation Date” means the second Mexican FX Day immediately preceding an interest payment date, maturity date or redemption date, as applicable. Notwithstanding the preceding sentence, if the Rate Calculation Date is not a business day, then the Rate Calculation Date will be the immediately preceding Mexican FX day (i.e., prior to such second Mexican FX Day) that is a business day.

“Mexican FX Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (i) not a day on which banking institutions or foreign exchange markets in Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banking institutions and foreign exchange markets in Mexico City are open for business with the general public.

The FIX FX Rate for each Rate Calculation Date is also published in the Official Gazette (the Diario Oficial de la Federación) on the succeeding Mexican FX Day.

As long as the debt securities are outstanding, we will maintain a calculation agent for determining the Settlement Rate on each Rate Calculation Date. Each determination of the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the debt securities.

The calculation agent will give notice to holders of the debt securities of the Settlement Rate and the U.S. dollar amounts to be paid per Ps.1,000,000 principal amount of debt securities on the business day immediately preceding the applicable payment date in the manner described under “—Notices” below.

Election for Payment in Mexican Pesos. A holder of the debt securities may elect to receive payment of principal, interest, additional amounts and any other amounts due in respect of the debt securities in Mexican pesos. A holder who wishes to elect to receive a particular payment in Mexican pesos must notify the principal paying agent no later than the eighth day preceding the applicable payment date (but not earlier than the applicable record date). Holders who wish to receive payments in Mexican pesos must deliver a separate notice of any such election with respect to each payment date. Holders who own beneficial interests in a global debt security through accounts with Clearstream, Luxembourg or Euroclear must arrange to have such notice given on their behalf. See “Form of Securities, Clearing and Settlement” in this prospectus.

Paying Agents

If we issue debt securities in certificated form, we may appoint one or more financial institutions to act as our paying agents, at whose designated offices the debt securities may be surrendered for payment at their maturity. We may add, replace or terminate paying agents from time to time, provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, we will maintain a paying agent in New York City. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as a paying agent. We must notify you of changes in the paying agents as described under “—Notices” below.

Unclaimed Payments

All money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Payment of Additional Amounts

We are required by Mexican law to deduct Mexican withholding taxes from payments of interest to holders of debt securities who are not residents of Mexico for tax purposes as described under “Taxation—Mexican Tax Considerations.”

We will pay to holders of the debt securities all additional amounts that may be necessary so that every net payment of interest or principal to the holder will not be less than the amount provided for in the debt securities. By net payment, we mean the amount that we or our paying agent will pay the holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment by a Mexican taxing authority.

Our obligation to pay additional amounts is, however, subject to several important exceptions. We will not pay additional amounts to any holder for or on account of any of the following:

•	any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a debt security);

•	any estate, inheritance, gift or other similar tax, assessment or other governmental charge imposed with respect to the debt securities;

•

any taxes, duties, assessments or other governmental charges imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the holder or any beneficial owner of the debt security if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that holders will be required to provide such information and identification;

•	any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the debt securities;

•	any taxes, duties, assessments or other governmental charges with respect to a debt security presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holders of such debt security would have been entitled to such additional amounts on presenting such debt security for payment on any date during such 15-day period; and

•	any payment on a debt security to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of such debt security. (Section 1009)

The limitations on our obligations to pay additional amounts described in the third bullet point above will not apply if the provision of information, documentation or other evidence described in the applicable bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a debt security, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States/Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice. (Section 1009)

Applicable Mexican regulations currently allow us to withhold at a reduced rate, provided that we comply with certain information reporting requirements. Accordingly, the limitations on our obligations to pay additional amounts described in the third bullet point above also will not apply unless (a) the provision of the information, documentation or other evidence described in the applicable bullet point is expressly required by the applicable Mexican regulations, (b) we cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on our own through reasonable diligence and (c) we otherwise would meet the requirements for application of the applicable Mexican regulations.

In addition, the limitation described in the third bullet point above does not require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

We will remit the full amount of any Mexican taxes withheld to the applicable Mexican taxing authorities in accordance with applicable law. We will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of Mexican taxes in respect of which we have paid any additional amount. We will provide copies of such documentation to the holders of the debt securities or the relevant paying agent upon request. (Section 1009(a))

Any reference in this prospectus, the indenture, any applicable supplemental indenture or the debt securities or guarantees to principal, premium, if any, interest or any other amount payable in respect of the debt securities by us will be deemed also to refer to any additional amount that may be payable with respect to that amount under the obligations referred to in this subsection. (Section 1009(e))

In the event that additional amounts actually paid with respect to the debt securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto. (Section 1009(d))

Optional Redemption

We will not be permitted to redeem the debt securities before their stated maturity, except as set forth below. The debt securities will not be entitled to the benefit of any sinking fund—meaning that we will not deposit money on a regular basis into any separate account to repay your debt securities. In addition, you will not be entitled to require us to repurchase your debt securities from you before the stated maturity. (Section 1201(a))

Optional Redemption

If so indicated in the applicable prospectus supplement, we will be entitled, at our option, to redeem some or all of the outstanding debt securities from time to time at the redemption price set forth in the applicable prospectus supplement. If the debt securities are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the prospectus supplement will specify the date or describe the conditions. In each case we will also pay you accrued and unpaid interest, if any, through the redemption date. Debt securities will stop bearing interest on the redemption date, even if you do not collect your money. (Sections 301, 1201 and 1204)

Redemption for Taxation Reasons

If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after the date on which the debt securities are issued, we would be obligated, after taking such measures as we may consider reasonable to avoid this requirement, to pay additional amounts in excess of those attributable to a Mexican withholding tax rate of 4.9% with respect to the debt securities (see “—Additional Amounts” and “Taxation—Mexican Tax Considerations”), then, at our option, all, but not less than all, of the debt securities may be redeemed at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest and any additional amounts due thereon up to but not including the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay these additional amounts if a payment on the debt securities were then due and (2) at the time such notice of redemption is given such obligation to pay such additional amounts remains in effect. (Section 1201(c))

Prior to the publication of any notice of redemption for taxation reasons, we will deliver to the trustee:

•	a certificate signed by one of our duly authorized representatives stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right of redemption for taxation reasons have occurred; and

•	an opinion of Mexican legal counsel (which may be our counsel) of recognized standing to the effect that we have or will become obligated to pay such additional amounts as a result of such change or amendment. (Section 1201(d))

This notice, after it is delivered by us to the trustee, will be irrevocable. (Section 1202)

Covenants

The following covenants will apply to us and certain of our subsidiaries for so long as any debt security remains outstanding. These covenants restrict our ability and the ability of these subsidiaries to enter into certain transactions. However, these covenants do not limit our ability to incur indebtedness or require us to comply with financial ratios or to maintain specified levels of net worth or liquidity.

Limitation on Liens

We may not, and we may not allow any of our restricted subsidiaries to, create, incur, issue or assume any liens on our restricted property to secure debt where the debt secured by such liens, plus the aggregate amount of our attributable debt and that of our restricted subsidiaries in respect of sale and leaseback transactions, would exceed an amount equal to an aggregate of 15% of our Consolidated Net Tangible Assets unless we secure the debt securities equally with, or prior to, the debt secured by such liens. This restriction will not, however, apply to the following:

•	liens on restricted property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition;

•	liens on any restricted property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair, provided that such lien attaches to the restricted property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other restricted property;

•	liens existing on any restricted property of any restricted subsidiary prior to the time that the restricted subsidiary became a subsidiary of ours or liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

•	liens on any restricted property securing debt owed by a subsidiary of ours to us or to another of our subsidiaries; and

•	liens arising out of the refinancing, extension, renewal or refunding of any debt described above, provided that the aggregate principal amount of such debt is not increased and such lien does not extend to any additional restricted property. (Section 1006)

“Consolidated Net Tangible Assets” means total consolidated assets less (1) all current liabilities, (2) all goodwill, (3) all trade names, trademarks, patents and other intellectual property assets and (4) all licenses, each as set forth on our most recent consolidated balance sheet and computed in accordance with Mexican GAAP. (Section 101)

“Restricted property” means (1) any exchange and transmission equipment, switches, cellular base stations, microcells, local links, repeaters and related facilities, whether owned as of the date of the indenture or acquired after that date, used in connection with the provision of telecommunications services in Mexico, including any land, buildings, structures and other equipment or fixtures that constitute any such facility, owned by us or our restricted subsidiaries and (2) any share of capital stock of any restricted subsidiary. (Section 101)

“Restricted subsidiaries” means our subsidiaries that own restricted property. (Section 101)

Limitation on Sales and Leasebacks

We may not, and we may not allow any of our restricted subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•	the aggregate principal amount of all debt then outstanding that is secured by any lien on any restricted property that does not ratably secure the debt securities (excluding any secured indebtedness permitted under “—Limitation on Liens” above) plus the aggregate amount of our attributable debt and the attributable debt of our restricted subsidiaries in respect of sale and leaseback transactions then outstanding (other than any sale and leaseback transaction permitted under the following bullet point) would not exceed an amount equal to 15% of our Consolidated Net Tangible Assets; or

•	we or one of our restricted subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of our secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction and (2) the fair market value of the restricted property leased. (Section 1008)

Notwithstanding the foregoing, we and/or our restricted subsidiaries may enter into sale and leaseback transactions during 2004 in respect of which attributable debt is not in excess of U.S.$300 million in the aggregate, and additional sale and leaseback transactions that solely refinance, extend, renew or refund such sale and leaseback transactions, and (a) the restriction described in the preceding paragraph shall not apply to such sale and leaseback transactions and (b) such transactions shall be excluded in determining the aggregate amount of our attributable debt and the attributable debt of our restricted subsidiaries for purposes of the preceding paragraph and also for purposes of the covenant described under “—Limitation on Liens” above. (Section 1008)

“Sale and leaseback transaction” means an arrangement between us or one of our restricted subsidiaries and a bank, insurance company or other lender or investor where we or our restricted subsidiary leases a restricted property for an initial term of three years or more that was or will be sold by us or our restricted subsidiary to that lender or investor for a sale price of U.S.$1 million or its equivalent or more. (Section 101)

“Attributable debt” means, with respect to any sale and leaseback transaction, the lesser of (1) the fair market value of the asset subject to the sale and leaseback transaction and (2) the present value, discounted at a rate set forth in the indenture, of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease. (Section 101)

Limitation on Sale of Capital Stock of Telcel

We may not, and we may not allow any of our subsidiaries to, sell, transfer or otherwise dispose of any shares of capital stock of Telcel if following such sale, transfer or disposition we would own, directly or indirectly, less than (1) 50% of the voting power of all of the shares of capital stock of Telcel and (2) 50% of all of the shares of capital stock of Telcel. (Section 1007)

Provision of Information

We will furnish the trustee with copies of our annual report and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, including our annual reports on Form 20-F and reports on Form 6-K, within 15 days after we file them with the SEC. In addition, we will make the same information, documents and other reports available, at our expense, to holders who so request in writing. (Section 1005)

In the event that, in the future, we are not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Securities Exchange Act, we will furnish on a reasonably prompt basis to the trustee and holders who so request in writing, substantially the same financial and other information that we would be required to include and file in an annual report on Form 20-F and reports on Form 6-K. (Section 1005)

If any of our officers becomes aware that a default or event of default or an event that with notice or the lapse of time would be an event of default has occurred and is continuing, as the case may be, we will also file a certificate with the trustee describing the details thereof and the action we are taking or propose to take. (Section 1004)

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of our assets and properties and may not permit any person to consolidate with or merge into us, unless all of the following conditions are met:

•	if we are not the successor person in the transaction, the successor is organized and validly existing under the laws of Mexico or the United States or any political subdivision thereof and expressly assumes our obligations under the debt securities or the indenture;

•	immediately after the transaction, no default under the debt securities has occurred and is continuing. For this purpose, “default under the debt securities” means an event of default or an event that would be an event of default with respect to the debt securities if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. See “—Defaults, Remedies and Waiver of Defaults”; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating, among other things, that the transaction complies with the indenture. (Section 801)

If the conditions described above are satisfied, we will not have to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of our properties and assets substantially as an entirety. In addition, these conditions will apply only if we wish to merge into or consolidate with another person or sell or otherwise dispose of all or substantially all of our assets and properties. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another person, any transaction that involves a change of control of our company, but in which we do not merge or consolidate, and any transaction in which we sell or otherwise dispose of less than substantially all our assets.

Telcel may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and may not permit any person to consolidate with or merge into it, unless substantially the same conditions set forth above are satisfied with respect to Telcel. (Section 801)

Defaults, Remedies and Waiver of Defaults

You will have special rights if an event of default with respect to the debt securities you hold occurs and is not cured, as described below.

Events of Default

Each of the following will be an “event of default” with respect to the debt securities:

•	we or Telcel fail to pay the principal of any debt security on its due date;

•	we or Telcel fail to pay interest on any debt security within 30 days after its due date;

•	we or Telcel remain in breach of any covenant in the indenture for the benefit of holders of the debt securities, for 60 days after we receive a notice of default (sent by the trustee or the holders of not less than 25% in principal amount of the debt securities) stating that we are in breach;

•	we or Telcel file for bankruptcy, or other events of bankruptcy, insolvency or reorganization or similar proceedings occur relating to us or Telcel;

•	we or Telcel experience a default or event of default under any instrument relating to debt having an aggregate principal amount exceeding U.S.$25 million (or its equivalent in other currencies) that constitutes a failure to pay principal or interest when due or results in the acceleration of the debt prior to its maturity;

•	a final judgment is rendered against us or Telcel in an aggregate amount in excess of U.S.$25 million (or its equivalent in other currencies) that is not discharged or bonded in full within 30 days; or

•	the guarantee of the debt securities is held in a final judgment proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Telcel, or any person acting on behalf of Telcel, denies or disaffirms its obligations under the guarantees of the debt securities. (Section 501)

Remedies Upon Event of Default

If an event of default with respect to the debt securities occurs and is not cured or waived, the trustee, at the written request of holders of not less than 25% in principal amount of the debt securities, may declare the entire principal amount of all the debt securities to be due and payable immediately, and upon any such declaration the principal, any accrued interest and any additional amounts shall become due and payable. If, however, an event of default occurs because of a bankruptcy, insolvency or reorganization relating to us or Telcel, the entire principal amount of all the debt securities and any accrued interest and any additional amounts will be automatically accelerated, without any action by the trustee or any holder and any principal, interest or additional amounts will become immediately due and payable. (Section 502)

Each of the situations described in the preceding paragraph is called an acceleration of the maturity of the debt securities. If the maturity of the debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the debt securities may cancel the acceleration for all the debt securities, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to the debt securities have been cured or waived. (Section 502)

If any event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use under the circumstances in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection, known as an indemnity, from expenses and liability. If the trustee receives an indemnity that is reasonably satisfactory to it, the holders of a majority in principal amount of the debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities. (Sections 512 and 603(e))

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and the event of default has not been cured or waived;

•	the holders of not less than 25% in principal amount of the debt securities must make a written request that the trustee take action with respect to the debt securities because of the default and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities. (Section 507)

You will be entitled, however, at any time to bring a lawsuit for the payment of money due on your debt securities on or after its due date. (Section 508)

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities may waive a past default for all the debt securities. If this happens, the default will be treated as if it had been cured. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security. (Section 513)

Modification and Waiver

There are three types of changes we can make to the indenture, the outstanding debt securities under the indenture and guarantees thereof.

Changes Requiring Each Holder’s Approval

The following changes cannot be made without the approval of each holder of an outstanding debt security affected by the change:

•	a change in the stated maturity of any principal or interest payment on a debt security;

•	a reduction in the principal amount, the interest rate or the redemption price for a debt security;

•	a change in the obligation to pay additional amounts;

•	a change in the currency of any payment on a debt security other than as permitted by the debt security;

•	a change in the place of any payment on a debt security;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt security;

•	a change in the terms and conditions of the obligations of the guarantor under the guarantees to make due and punctual payment of the principal, premium, if any, or interest in respect of the outstanding debt securities under the indenture;

•	a reduction in the percentage in principal amount of the debt securities needed to change the indenture, the outstanding debt securities under the indenture or guarantees thereof; and

•	a reduction in the percentage in principal amount of the debt securities needed to waive our compliance with the indenture or to waive defaults. (Section 902)

Changes Not Requiring Approval

Some changes will not require the approval of holders of debt securities. These changes are limited to specific kinds of changes, like the addition of covenants, events of default or security, and other clarifications and changes that would not adversely affect the holders of outstanding debt securities under the indenture in any material respect. (Section 901)

Changes Requiring Majority Approval

Any other change to the indenture, the debt securities or the guarantees will be required to be approved by the holders of a majority in principal amount of the debt securities affected by the change or waiver. The required approval must be given by written consent. (Section 902)

The same majority approval will be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and creating liens on our interests, which we describe above under “—Merger, Consolidation or Sale of Assets” and “—Covenants.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security or guarantee, or the indenture, as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described under in “—Changes Requiring Each Holder’s Approval” above, unless that holder approves the waiver. (Section 1011)

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

We may, at our option, elect to terminate (1) all of our or Telcel’s obligations with respect to the debt securities and the related guarantees (“legal defeasance”), except for certain obligations, including those regarding any trust established for defeasance and obligations relating to the transfer and exchange of the debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of agencies with respect to the debt securities (Sections 1301 and 1302) or (2) our or Telcel’s obligations under the covenants in the indenture, so that any failure to comply with such obligations will not constitute an event of default (“covenant defeasance”) in respect of the debt securities (Sections 1301 and 1303). In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee money or U.S. government obligations, or any combination thereof, in such amounts as will be sufficient to pay the principal, premium, if any, and interest (including additional amounts) in respect of the debt securities then outstanding on the maturity date of the debt securities, and comply with certain other conditions, including, without limitation, the delivery of opinions of counsel as to specified tax and other matters. (Sections 1301, 1304 and 1305)

If we elect either legal defeasance or covenant defeasance with respect to any debt securities, we must so elect it with respect to all of the debt securities. (Section 1301)

Special Rules for Actions by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities are Eligible for Action by Holders

Only holders of outstanding debt securities will be eligible to vote or participate in any action by holders. In addition, we will count only outstanding debt securities in determining whether the various percentage requirements for voting or taking action have been met. For these purposes, a debt security will not be “outstanding” if it has been surrendered for cancellation or if we have deposited or set aside, in trust for its holder, money for its payment or redemption. (Section 101)

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt securities may be set in accordance with procedures established by the depositary from time to time. (Section 104)

Transfer Agents

We may appoint one or more transfer agents, at whose designated offices any debt securities in certificated form may be transferred or exchanged and also surrendered before payment is made at maturity. Initially, we have appointed the trustee, at its corporate office in New York City, as transfer agent. We may also choose to act as our own transfer agent. We must notify you of changes in the transfer agent as described under “—Notices.” If we issue debt securities in certificated form, holders of debt securities in certificated form will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent in New York City. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer. (Sections 304 and 1002)

Notices

As long as we issue debt securities in global form, notices to be given to holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. If we issue debt securities in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. (Section 106)

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. (Section 106)

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York, United States of America. (Section 113)

Submission to Jurisdiction

In connection with any legal action or proceeding arising out of or relating to the debt securities, the guarantees or the indenture (subject to the exceptions described below), we and the guarantor have each:

•	submitted to the jurisdiction of any New York state or U.S. federal court sitting in New York City, and any appellate court thereof;

•	agreed that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of we or the guarantor; and

•	appointed CT Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, United States of America, as process agent.

The process agent will receive, on behalf of each of us and the guarantor, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such New York state or U.S. federal court sitting in New York City. Service may be made by mailing or delivering a copy of such process to us or the guarantor, as the case may be, at the address specified above for the process agent. (Section 115)

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against either us or the guarantor or our or its properties in other courts where jurisdiction is independently established. (Section 115)

To the extent that either we or the guarantor has or hereafter may acquire or have attributed to us or it any sovereign or other immunity under any law, each of us and the guarantor has agreed to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the indenture or the debt securities. (Section 115)

Currency Indemnity

Our obligations and the obligations of the guarantor under the debt securities and the guarantees, respectively, will be discharged only to the extent that the relevant holder is able to purchase U.S. dollars with any other currency paid to that holder in accordance with any judgment or otherwise. If the holder cannot purchase U.S. dollars in the amount originally to be paid, we and the guarantor have agreed to pay the difference. The holder, however, agrees that, if the amount of U.S. dollars purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to us or the guarantor, as the case may be. The holder will not be obligated to make this reimbursement if we or the guarantor are in default of our or its obligations under the debt securities or the guarantees. (Section 1010)

Our Relationship with the Trustee

JPMorgan Chase Bank, N.A. is initially serving as the trustee for the debt securities. JPMorgan Chase Bank, N.A. or its affiliates may have other business relationships with us from time to time.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities. Warrants may be issued independently or together with our debt securities and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. A form of warrant agreement will be filed as an exhibit to the registration statement.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities and is not entitled to any payments on any debt securities issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the debt securities for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

FORM OF SECURITIES, CLEARING AND SETTLEMENT

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.

We will issue the securities in global form, without interest coupons. Securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the trustee as custodian for The Depository Trust Company, known as DTC, and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).

Beneficial interests in the global securities may be credited within DTC to Euroclear Bank S.A./N.V. and Clearstream, Luxembourg Banking, société anonyme on behalf of the owners of such interests. We refer to Euroclear S.A./N.V. and Clearstream, Luxembourg Banking, société anonyme as “Euroclear” and “Clearstream, Luxembourg,” respectively.

Investors may hold their interests in the global securities directly through DTC, Euroclear or Clearstream, Luxembourg, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Securities

Interests in the global securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

•	will not be considered the registered owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the securities represented by a global security will be made by the trustee to DTC’s nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream, Luxembourg. To deliver or receive an interest in a global security held in a Euroclear or Clearstream, Luxembourg account, an investor must send transfer instructions to Euroclear or Clearstream, Luxembourg, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream, Luxembourg immediately following the DTC settlement date. Cash received in Euroclear or Clearstream, Luxembourg from the sale of an interest in a global security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

DTC, Euroclear and Clearstream, Luxembourg have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Securities

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form unless:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the securities.

In all cases, certificated securities delivered in exchange for any global security will be registered in the names, and issued in any approved denominations, requested by the depository.

For information concerning paying agents for any securities in certificated form, see “Description of Debt Securities—Payment Provisions—Payments on Certificated Debt Securities.”

Peso-Denominated Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of peso-denominated debt securities.

We will issue the debt securities as one or more global securities registered in the name of a common depositary for Clearstream, Luxembourg and Euroclear. Investors may hold book-entry interests in the global securities through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in the debt securities and all transfers relating to the debt securities will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of the debt securities will be carried through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the debt securities will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds. Owners of book-entry interests in the debt securities will receive payments relating to their debt securities in U.S. dollars or Mexican pesos. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. We have no responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interest in the debt securities will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a debt security must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of debt securities.

This description of the clearing systems reflects our understanding of the rules and procedures of Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream, Luxembourg and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream, Luxembourg and Euroclear

Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their debt securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only he able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Mexico.

In addition, because of time zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States or Mexico. U.S. and Mexican investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Same-Day Settlement and Payment

The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “—Clearstream, Luxembourg and Euroclear” above.

Holders of debt securities may own beneficial interests in the global security through the facilities of S.D. Indeval S.A. de C.V., Institución para el Depósito de Valores (“Indeval”), which is a participant in each of Clearstream, Luxembourg, and Euroclear. Indeval is a privately owned securities depositary that is authorized and acts as a clearinghouse, depositary and central custodian for securities in Mexico. As such, Indeval provides settlement and transfer services and is the registration agent for Mexican securities transactions, eliminating the need for physical transfer of securities. We anticipate that Indeval will elect to receive payments on the debt securities in Mexican pesos. Accordingly, we expect that holders who own beneficial interests in the debt securities through Indeval will receive principal, interest, additional amounts and any other amounts due in respect of the debt securities in Mexican pesos (rather than U.S. dollars). In addition, holders who own beneficial interests in the debt securities through Indeval may be required to certify as to their residency in accordance with the procedures of Indeval.

Certificated Debt Securities

We will issue debt securities to you in certificated registered form only if:

•	the depositary is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor we have appointed a qualified successor within 90 days; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the debt securities.

If any of these three events occurs, the trustee will reissue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

In the event that we issue certificated securities under the limited circumstances described above, then holders of certificated securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments of principal of, interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the paying agent in New York City.

Unless and until we issue the debt securities in fully-certificated, registered form,

•	you will not be entitled to receive a certificate representing our interest in the debt securities;

•	all references in this prospectus or any prospectus supplement to actions by holders will refer to actions taken by a depositary upon instructions from their direct participants; and

•	all references in this prospectus or in any prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary as the registered holder of the debt securities, for distribution to you in accordance with its policies and procedures.

TAXATION

The following summary of certain Mexican federal and U.S. federal income tax considerations is based on the advice of Galicia y Robles, S.C., with respect to Mexican federal taxes, and on the advice of Cleary Gottlieb Steen & Hamilton LLP, New York, New York, with respect to U.S. federal income taxes. This summary contains a description of the principal Mexican federal and U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities, but does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the debt securities. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States and Mexico.

This summary is based on the tax laws of Mexico and the United States as in effect on the date of this registration statement (including the tax treaty described below), as well as on rules and regulations of Mexico and regulations, rulings and decisions of the United States available on or before such date and now in effect. All of the foregoing are subject to change, which change could apply retroactively and could affect the continued validity of this summary.

Prospective purchasers of debt securities should consult their own tax advisers as to the Mexican, United States or other tax consequences of the ownership and disposition of the debt securities, including, in particular, the application to their particular situations of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Mexican Tax Considerations

The following is a general summary of the principal consequences under the Mexican Ley del Impuesto sobre la Renta (the Mexican Income Tax Law) and rules and regulations thereunder, as currently in effect, of the purchase, ownership and disposition of the debt securities by a holder that is not a resident of Mexico and that will not hold debt securities or a beneficial interest therein in connection with the conduct of a trade or business through a permanent establishment in Mexico (a “foreign holder”).

For purposes of Mexican taxation, tax residency is a highly technical definition that involves the application of a number of factors. Generally, an individual is a resident of Mexico if he or she has established his or her home in Mexico, and a corporation is considered a resident if it is incorporated under the laws of Mexico or it has its center of interests in Mexico. However, any determination of residence should take into account the particular situation of each person or legal entity.

U.S./Mexico and Other Tax Treaties

The United States and Mexico have entered into a Convention for the Avoidance of Double Taxation (collectively, with subsequent Protocols thereto, referred to as the “tax treaty”). Provisions of the tax treaty that may affect the taxation of certain United States holders are summarized below. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters. Mexico has also entered into and is negotiating several other tax treaties that may reduce the amount of Mexican withholding tax to which payments of interest on the debt securities may be subject. Prospective purchasers of debt securities should consult their own tax advisors as to the tax consequences, if any, of such treaties.

Payments of Interest, Principal and Premium in Respect of the Debt Securities

Under the Mexican Income Tax Law, payments of interest we make in respect of the debt securities (including payments of principal in excess of the issue price of such debt securities, which, under Mexican law, are deemed to be interest) to a foreign holder will be subject to a Mexican withholding tax assessed at a rate of 4.9% if (1) the debt securities are placed through banks or brokerage houses (casas de bolsa) in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation, which is in effect, (2) the debt securities are registered with the Special Section (Sección Especial) of the National Registry of Securities (the Registro Nacional de Valores, or the “RNV”), and (3) the information requirements specified by the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) (the “SHCP”) under its general rules are satisfied. In case such requirements are not met, the applicable withholding tax rate will be 10%. We believe that because the conditions described in (1) through (3) above will be satisfied, the applicable withholding tax rate will be 4.9%. (Pursuant to the Mexican Securities Law (Ley del Mercado de Valores) that became effective in June 2006, the Special Section will cease to exist after December 31, 2006. Accordingly, after such date, item (2) may be eliminated or modified.)

Under general regulations published in the Diario Oficial de la Federación, which regulations are subject to amendment or repeal, the information requirements which must be satisfied, according to the SHCP, are generally that: (a) the debt securities are registered in the Special Section of the RNV (and copies of the approval of such registration are filed with the SHCP), (b) we timely file with the SHCP, after completion of the transaction contemplated by this document, certain information relating to the issuance of the debt securities, (c) we timely file with the SHCP information representing that no party related to us, jointly or individually, directly or indirectly, is the effective beneficiary of 5% or more of the aggregate amount of each interest payment, and (d) we maintain records which evidence compliance with items (a), (b) and (c) above. (Pursuant to the Mexican Securities Law (Ley del Mercado de Valores) that became effective in June 2006, the Special Section will cease to exist after December 31, 2006. Accordingly, after such date, item (a) may be eliminated or modified.)

A higher income tax withholding rate (up to a maximum of 28%) will be applicable when the effective beneficiaries of payments treated as interest, whether directly or indirectly, individually or collectively with related persons, receive more than 5% of the aggregate amount of such payments on the debt securities and are (1) our shareholders who own, directly or indirectly, individually or collectively with related persons, more than 10% of our voting stock, or (2) entities more than 20% of whose stock is owned, directly or indirectly, individually or collectively with related persons, by us or by persons related to us. For such purposes, under the Mexican Income Tax Law, persons are considered related if one possesses an interest in the business of the other, common interests exist between them, or a third person holds an interest in the business or property of both persons.

Payments of interest we make with respect to the debt securities to a non-Mexican pension or retirement fund will be generally exempt from Mexican withholding taxes, provided that (1) the fund is the effective beneficiary of such interest income, (2) the fund is duly established pursuant to the laws of its country of origin, (3) the relevant interest income is exempt from taxation in such country, and (4) the fund is duly registered with the SHCP.

We have agreed, subject to specified exceptions and limitations, to pay additional amounts to the holders of debt securities in respect of the Mexican withholding taxes mentioned above. If we pay additional amounts in respect of such Mexican withholding taxes, any refunds of such additional amounts will be for our account. See “Description of Debt Securities—Payment of Additional Amounts.”

Holders or beneficial owners of debt securities may be requested to provide certain information or documentation necessary to enable us to establish the appropriate Mexican withholding tax rate applicable to such holders or beneficial owners. In the event that the specified information or documentation concerning the holder or beneficial owner, if requested, is not provided on a timely basis, our obligations to pay additional amounts may be limited as set forth under “Description of Debt Securities—Payment of Additional Amounts.”

Under the Mexican Income Tax Law, payments of principal we make to a foreign holder of debt securities will not be subject to any Mexican withholding or similar taxes.

Taxation of Disposition of Debt Securities

The application of Mexican tax law provisions to capital gains realized on the disposition of debt securities by foreign holders is unclear. We expect that no Mexican tax will be imposed on transfers of debt securities between foreign holders effected outside of Mexico.

Other Mexican Taxes

A foreign holder will not be liable for estate, gift, inheritance or similar taxes with respect to its holdings of debt securities. There are no Mexican stamp, issue registration or similar taxes payable by a foreign holder with respect to debt securities.

United States Tax Considerations

The following is a summary of the principal United States federal income tax considerations that may be relevant to a beneficial owner of debt securities that is a citizen or resident of the United States or a domestic corporation or otherwise subject to United States federal income tax on a net income basis in respect of the debt securities (a “U.S. holder”). It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in debt securities.

In addition, this summary deals only with investors that are U.S. holders who acquire the debt securities in the United States as part of the initial offering of the debt securities, who will own the debt securities as capital assets, and whose functional currency is the U.S. dollar. It does not address U.S. federal income tax considerations applicable to investors that own or are treated as owning 10% or more of our voting shares or who may be subject to special tax rules, such as banks, financial institutions, tax-exempt entities, insurance companies, traders in securities that elect to use the mark-to-market method of accounting for their securities, persons subject to the alternative minimum tax, dealers in securities or currencies, certain short-term holders of debt securities, or persons that hedge their exposure in the debt securities or will hold debt securities as a position in a “straddle” or conversion transaction or as part of a “synthetic security” or other integrated financial transaction. U.S. holders should be aware that the U.S. federal income tax consequences of holding the debt securities may be materially different for investors described in the prior sentence, including as a result of recent changes in law applicable to investors with short holding periods or that engage in hedging transactions.

If a partnership holds debt securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership that acquires or holds the debt securities should consult its own tax advisors.

This discussion also does not address all of the tax considerations that may be relevant to particular issuances of debt securities, such as debt securities offered at a price less than their stated principal amount or debt securities denominated in a currency other than the U.S. dollar. For information regarding any such special tax considerations relevant to particular issuances you should read the applicable prospectus supplement.

Payments of Interest and Additional Amounts

Payments of the gross amount of interest and additional amounts (as defined in “Description of Debt Securities—Payment of Additional Amounts,” i.e., including amounts withheld in respect of Mexican withholding taxes) with respect to a debt security will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the U.S. holder’s method of tax accounting. Thus, accrual method U.S. holders will report stated interest on the debt security as it accrues, and cash method U.S. holders will report interest when it is received or unconditionally made available for receipt.

Foreign Source Income and Foreign Tax Credits

The Mexican withholding tax that is imposed on interest will be treated as a foreign income tax eligible, subject to generally applicable limitations and conditions under U.S. tax law, for credit against a U.S. holder’s federal income tax liability or, at the U.S. holder’s election, for deduction in computing the holder’s taxable income. Interest and additional amounts paid on the debt securities generally will constitute foreign source passive income (unless Mexican withholding is imposed at a rate of 5% or more, in which case, for taxable years beginning on or before December 31, 2006, such income generally will constitute foreign source high withholding tax interest). Gain or loss realized by a U.S. holder on the sale or other disposition of a debt security generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

The calculation and availability of foreign tax credits and, in the case of a U.S. holder that elects to deduct foreign taxes, the availability of deductions, involves the application of complex rules that depend on a U.S. holder’s particular circumstances. U.S. holders should consult their own tax advisors regarding the availability of foreign tax credits and the treatment of additional amounts.

Disposition of Debt Securities

A U.S. holder generally will recognize gain or loss on the sale, redemption or other disposition of the debt securities in an amount equal to the difference between the amount realized on such sale, redemption or other disposition (less any amounts attributable to accrued but unpaid interest, which will be taxable as such) and the U.S. holder’s adjusted tax basis in the debt securities. A U.S. holder’s tax basis in a debt security generally will be its cost for that debt security. Gain or loss realized by a U.S. holder on such sale, redemption or other disposition generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the debt securities have been held for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Back-up Withholding

The paying agent may be required to file information returns with the U.S. Internal Revenue Service (the “IRS”) with respect to payments made to certain U.S. holders on the debt securities. A U.S. holder may be subject to backup withholding on the payments that the U.S. taxpayer receives on the debt securities unless such U.S. holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number on an IRS Form W-9, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under these rules will be allowed as a credit against such U.S. holder’s federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

A holder or beneficial owner of debt securities that is not a U.S. holder (a “non-U.S. holder”) generally will not be subject to U.S. federal income or withholding tax on interest received on the debt securities. In addition, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on gain realized on the sale of debt securities unless (i) the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment) or (ii) in the case of gain realized by an individual non-U.S. holder, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

We may sell securities in any of three ways: (1) through underwriters or dealers; (2) directly to one or a limited number of institutional purchasers; or (3) through agents. Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. We may offer the securities to the public either through underwriting syndicates of investment banking firms represented by managing underwriters, or directly through one or more such investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell securities either directly to one or more institutional purchasers, or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Institutions with which such contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all such cases we must approve such institutions. Such contracts will be subject only to those conditions set forth in such prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the U.S.

Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may engage in transactions with us or perform services for us in the ordinary course of business.

No securities will be publicly offered or traded in Mexico, except as permitted under Mexican law.

EXPENSES

The following table sets forth the estimated expenses to be paid by the registrants in connection with the filing of this registration statement:

Legal fees and expenses	U.S.$	50,000
Accounting fees and expenses		30,000

Total	U.S.$	80,000

EXPERTS

The consolidated financial statements of América Movil, S.A. de C.V. appearing in our Annual Report on Form 20-F for the year ended December 31, 2005, have been audited by Mancera, S.C., (a Member Practice of Ernst & Young Global), an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference, which, as to years 2004 and 2005, are based in part on the report of BDO Seidman, LLP, independent registered certified public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

VALIDITY OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement, Cleary Gottlieb Steen & Hamilton LLP will provide an opinion regarding the validity of the debt securities and any guarantees under New York law, and Galicia y Robles, S.C. will provide an opinion regarding the authorization of the debt securities and any guarantees under Mexican law.

Mr. Rafael Robles Miaja, our Pro-Secretary and, until April 26, 2006, the Corporate Secretary and a member of our Board of Directors, is a partner at the firm Galicia y Robles, S.C.

ENFORCEABILITY OF CIVIL LIABILITIES

América Móvil and Telcel are corporations organized under the laws of Mexico, with our principal places of business (domicilio social) in Mexico City. In addition, most of our and Telcel’s respective directors, officers and controlling persons, as well as certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against them, either inside or outside the United States, judgments obtained against these persons in U.S. courts, or to enforce in U.S. courts judgments obtained against these persons in courts in jurisdictions outside the United States, in each case, in any action predicated upon civil liabilities under the U.S. federal securities laws. Based on the opinion of Galicia y Robles, S.C., our Mexican counsel, there is doubt as to the enforceability against these persons in Mexico, whether in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement for debt securities, including exhibits, that we have filed with the Securities and Exchange Commission, or the SEC, on Form F-3 under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

•	our annual report on Form 20-F for the year ended December 31, 2005, filed with the SEC on June 30, 2006 (SEC File No. 001-16269);

•	our report on Form 6-K, filed with the SEC on September 29, 2006 (SEC File No. 001-16269);

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning us at Lago Alberto 366, Edificio Telcel I, Piso 2, Colonia Anáhuac, 11320, México D.F., México, Attention: Investor Relations, telephone (5255) 2581-4411.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. The board of directors of each registrant has also expressly determined that such registrant will indemnify its directors and officers against any liability they might incur in connection with the offering of the debt securities.

Item 9. Exhibits.

1	Form of Underwriting Agreement.

4.1	Indenture dated as of March 9, 2004 among América Móvil, S.A. de C.V., Radiomóvil Dipsa, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee (incorporated by reference to our registration statement on Form F-4 (File No. 333-117673) filed on July 26, 2004).

4.2	Fifth Supplemental Indenture dated as of December 14, 2004 among América Móvil, S.A. de C.V., Radiomóvil Dipsa, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee (incorporated by reference to our periodic report on Form 6-K (File No. 001-16269) filed on February 17, 2005).

4.3	Eighth Supplemental Indenture dated as of September 29, 2006 among América Móvil, S.A. de C.V., Radiomóvil Dipsa, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee.

4.4	Form of debt security (included in Exhibit 4.1).

4.5	Form of guarantee (included in Exhibit 4.1).

4.6	Form of warrant.*

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the securities.

5.2	Opinion of Galicia y Robles, S.C. as to the validity of the securities.

23.1	Consent of Mancera, S.C.

23.2	Consent of BDO Seidman, LLP

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.4	Consent of Galicia y Robles, S.C. (included in Exhibit 5.2).

24.1	Powers of attorney (included in the signature pages of this registration statement).

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A.

*	To be filed by amendment or incorporated by reference. The registrants will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrants undertake that in a primary offering of securities of a registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF AMÉRICA MÓVIL, S.A. DE C.V.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on September 29, 2006.

AMÉRICA MÓVIL, S.A. DE C.V.

By:	/s/ Carlos José García Moreno Elizondo
Name:	Carlos José García Moreno Elizondo
Title:	Attorney-in-Fact

By:	/s/ Alejandro Cantú Jiménez
Name:	Alejandro Cantú Jiménez
Title:	Attorney-in-Fact

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Hajj Aboumrad, Carlos José García Moreno Elizondo and Alejandro Cantú Jiménez, severally and individually, and each of them (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of América Móvil, S.A. de C.V.

Signature	Title	Date

/s/ Daniel Hajj Aboumrad	Chief Executive Officer and Director	September 29, 2006
Daniel Hajj Aboumrad

Signature	Title	Date

	Chief Financial Officer	September 29, 2006
Carlos José García Moreno Elizondo

/s/ José Elías Briones Capetillo	Chief Accounting Officer	September 29, 2006
José Elías Briones Capetillo

	Director	September 29, 2006
Carlos Slim Helú

/s/ Patrick Slim Domit	Director	September 29, 2006
Patrick Slim Domit

/s/ María Asunción Aramburuzabala Larregui	Director	September 29, 2006
María Asunción Aramburuzabala Larregui

/s/ Jaime Chico Pardo	Director	September 29, 2006
Jaime Chico Pardo

/s/ Alejandro Soberón Kuri	Director	September 29, 2006
Alejandro Soberón Kuri

	Director	September 29, 2006
Rayford Wilkins

/s/ Carlos Bremer Gutiérrez	Director	September 29, 2006
Carlos Bremer Gutiérrez

	Director	September 29, 2006
John Stephens

/s/ Claudio X. González Laporte	Director	September 29, 2006
Claudio X. González Laporte

/s/ David Ibarra Muñoz	Director	September 29, 2006
David Ibarra Muñoz

Signature of Authorized Representative of América Móvil, S.A. de C.V.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of América Móvil, S.A. de C.V., has signed this registration statement or amendment thereto, as the case may be, in the City of Newark, State of Delaware, on September 29, 2006.

Signature	Title

/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi

SIGNATURES OF RADIOMÓVIL DIPSA, S.A. DE C.V.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on September 29, 2006.

RADIOMÓVIL DIPSA, S.A. DE C.V.

By:	/s/ Carlos José García Moreno Elizondo
Name:	Carlos José García Moreno Elizondo
Title:	Attorney-in-Fact

By:	/s/ Alejandro Cantú Jiménez
Name:	Alejandro Cantú Jiménez
Title:	Attorney-in-Fact

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Hajj Aboumrad, Carlos José García Moreno Elizondo and Alejandro Cantú Jiménez, severally and individually, and each of them (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of Radiomóvil Dipsa, S.A. de C.V.

Signature	Title	Date

/s/ Fernando Benjamín Ocampo Carapia	Chief Financial Officer	September 29, 2006
Fernando Benjamín Ocampo Carapia

/s/ Daniel Hajj Aboumrad	Chief Executive Officer and Director	September 29, 2006
Daniel Hajj Aboumrad

/s/ Eutimio Quevedo Rivera	Chief Accounting Officer	September 29, 2006
Eutimio Quevedo Rivera

/s/ Carlos José García Moreno Elizondo	Director	September 29, 2006
Carlos José García Moreno Elizondo

/s/ Alejandro Cantú Jiménez	Director	September 29, 2006
Alejandro Cantú Jiménez

Signature of Authorized Representative of Radiomóvil Dipsa, S.A. de C.V.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Radiomóvil Dipsa, S.A. de C.V., has signed this registration statement or amendment thereto, as the case may be, in the City of Newark, State of Delaware, on September 29, 2006.

Signature	Title

/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi

Exhibit Index

Exhibit Number	Description of Exhibit

1	Form of Underwriting Agreement.

4.1	Indenture dated as of March 9, 2004 among América Móvil, S.A. de C.V., Radiomóvil Dipsa, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee (incorporated by reference to our registration statement on Form F-4 (File No. 333-117673) filed on July 26, 2004).

4.2	Fifth Supplemental Indenture dated as of December 14, 2004 among América Móvil, S.A. de C.V., Radiomóvil Dipsa, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee (incorporated by reference to our periodic report on Form 6-K (File No. 001-16269) filed on February 17, 2005).

4.3	Eighth Supplemental Indenture dated as of September 29, 2006 among América Móvil, S.A. de C.V., Radiomóvil Dipsa, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee.

4.4	Form of debt security (included in Exhibit 4.1).

4.5	Form of guarantee (included in Exhibit 4.1).

4.6	Form of warrant.*

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the securities.

5.2	Opinion of Galicia y Robles, S.C. as to the validity of the securities.

23.1	Consent of Mancera, S.C.

23.2	Consent of BDO Seidman, LLP.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.4	Consent of Galicia y Robles, S.C. (included in Exhibit 5.2).

24.1	Powers of attorney (included in the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A.

*	To be filed by amendment or incorporated by reference. The registrants will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.